UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

Alpha Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32423	02-0733940
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Alpha Place, P.O. Box 2345, Abingdon, Virginia		24212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	276-619-4410

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.02 Termination of a Material Definitive Agreement.

On May 23, 2007, Alpha Natural Resources, Inc. (the "Company") entered into an Agreement to Terminate the Amended and Restated Stockholder Agreement (the "Termination Agreement") by and among the Company, the AMCI Parties and the Nicewonder Parties (each as defined in the Termination Agreement), pursuant to which the Company’s Amended and Restated Stockholder Agreement, dated as of October 26, 2005 (the "Stockholders Agreement") was terminated.

Since the Stockholders (as defined in the Stockholder Agreement) were no longer entitled to registration rights or other material benefits thereunder, the Company, the AMCI Parties and the Nicewonder Parties agreed that as a practical matter the Stockholders Agreement should be terminated.

A copy of the Termination Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by this reference. A copy of the Stockholder Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on October 31, 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Agreement to Terminate the Amended and Restated Stockholder Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

May 29, 2007	By:	Vaughn R. Groves

Name: Vaughn R. Groves
Title: Vice President, Secretary and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Agreement to Terminate the Amended and Restated Stockholder Agreement